Exhibit 10(A)(6)

[Servotronics, Inc. Letterhead]

August 4, 2006

Nicholas D. Trbovich, Jr.
28 Tanglewood Drive, West
Orchard Park, NY 14127

Dear Mr. Nicholas D. Trbovich, Jr.:

You and Servotronics, Inc. (the "Company") are parties to an Amended Employment Agreement, dated July 1, 2005 and ratified on June 30, 2006 (the Amended "Agreement") pursuant to which you are employed by the Company. This letter confirms such Amended "Agreement" and subsequent ratification.

This letter will also confirm your agreement and that of the Company (pursuant to a resolution of the Board of Directors passed at a meeting held on June 30, 2006) to amend Paragraph 1 of the Amended Agreement to delete "July 1, 2010" and insert in its place "July 1, 2011" subject to your acceptance which will be indicated by your signature below.

If the foregoing meets with your approval and you are willing to become bound hereby, will you please sign and return to the undersigned the enclosed copy of this letter.

Very truly yours,

SERVOTRONICS, INC.

/s/ Michael D. Trbovich

Michael D. Trbovich,
Corporate Secretary

ACCEPTED AND AGREED
/s/ Nicholas D. Trbovich, Jr. Nicholas D. Trbovich, Jr.	August 4, 2006 Date